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               REVOCABLE PROXY OF WESTERFED FINANCIAL CORPORATION


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                         SPECIAL MEETING OF STOCKHOLDERS
                               _____________, 2001

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        The undersigned hereby appoints Ralph K. Holliday and James Salisbury and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, $0.01 par value, of WesterFed Financial Corporation held of record by the undersigned on _______, 200_, at the Special Meeting of Stockholders to be held at _________________________________________,
Missoula, Montana, on ___________________, 2001, AT 9:00 A.M., local time, and at any and all adjournments or postponements of the Special Meeting, on the following items:


1.  A proposal to adopt the Amended and Restated       FOR    AGAINST    ABSTAIN
    Plan and Agreement of Merger, dated as of          [ ]      [ ]        [ ]
    September 20, 2000, between Glacier Bancorp,
    Inc. and WesterFed Financial Corporation.

2. Such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN
THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        This Proxy may be revoked at any time before it is voted by: (i) providing to WesterFed Financial Corporation at or before the Special Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it at or before the Special Meeting; or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt, prior to the execution of this Proxy, of Notice of the Special Meeting and the Prospectus/Joint Proxy Statement dated _______, 2001 of Glacier Bancorp, Inc. and WesterFed Financial Corporation.

                             (Sign on reverse side)

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                             NAME OF SHAREHOLDER(S)
                      (As it appears on Stock Certificate)



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SIGNATURE OF SHAREHOLDER                     SIGNATURE OF SHAREHOLDER


                        Dated: ___________________, 2001


                            *     *     *     *     *


        Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.



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         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                       ENCLOSED, POSTAGE-PREPAID ENVELOPE.

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